Exhibit 16

AJ. ROBBINS, P.C.
CERIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

October 23, 2007

Untied States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Cyberdefender Corporation

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K of Cyberdefender Corporation, dated October 22, 2007 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AL. Robbins, PC

by     /s/ AJ. Robbins
AJ. Robbins, CPA